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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 28, 2000


                                  RISCORP, INC.
                            (Exact name of registrant
                          as specified in its charter)




    Florida                        0-27462                      65-0335150
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(State or other                  (Commission                 (I.R.S. Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)



   2 North Tamiami Trail, Suite 608
   Sarasota, Florida                                             34236-5642
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(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code: (941) 366-5015


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On June 28, 2000, RISCORP entered into a third amendment to the plan and agreement of merger with Griffin Acquisition Corp. The third amendment increases the cash portion of the merger consideration to $3.075 and extends, from June 30, 2000 to August 15, 2000, the date upon which either party can terminate the merger agreement if the merger has not been completed. In addition, the third amendment removes the adjustment to the cash portion of the merger consideration that would have reduced the amount distributed to the holders of the Class A Common Stock if certain of RISCORP's expenses in the merger exceeded $1,500,000. A copy of the third amendment is attached as Exhibit
2.1 hereto and is incorporated herein by reference.

         On June 28, 2000, RISCORP issued a press release announcing that it had entered into the third amendment. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

         Exhibit No.                        Description
         -----------                        -----------
         2.1               Third Amendment to Plan and Agreement of Merger,
                           dated June 28, 2000, among Griffin Acquisition Corp.,
                           a Florida corporation, William D. Griffin, an
                           individual resident of the State of Florida, and
                           RISCORP, Inc., a Florida corporation.

         99.1              Press Release dated June 28, 2000.


                           SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           RISCORP, INC.



                           By: /s/ Walter E. Riehemann
                               -----------------------
                               Walter E. Riehemann
                               President

Dated: June 29, 2000


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